                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant          [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

          [ ]  Preliminary Proxy Statement        [ ]  Confidential, for Use of the
          [X]  Definitive Proxy Statement              Commission Only (as permitted
                                                       by Rule 14a-6(e)(2))
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
          14a-12

                              BLACK BOX CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)



Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
   (5) Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3) Filing Party:

--------------------------------------------------------------------------------
(4) Date Filed:

--------------------------------------------------------------------------------

                             BLACK BOX CORPORATION
                                1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 15, 2002
                            ------------------------

To the Stockholders of
Black Box Corporation:

     The Annual Meeting of Stockholders of Black Box Corporation will be held at the offices of Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania 15219 on Thursday, August 15, 2002, at 11:00 a.m., to consider and act upon the following matters:

        1. The re-election of five (5) members of the Board of Directors;

        2. The approval of an amendment to the 1992 Company Stock Option Plan to extend the expiration date of the Plan;

        3. The approval of an amendment to the 1992 Director Stock Option Plan to extend the expiration date of the Plan;

        4. The approval of an amendment to the 1992 Company Stock Option Plan to increase the number of shares authorized under the Plan;

        5. The approval of an amendment to the 1992 Director Stock Option Plan to increase the number of shares authorized under the Plan; and

        6. Ratification of the appointment of Ernst & Young LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2003.

     Stockholders also will be asked to consider such other matters as may properly come before the meeting. The Board of Directors has established the close of business on Friday, June 14, 2002, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

     IT IS REQUESTED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Anna M. Baird, Secretary

June 27, 2002

                             BLACK BOX CORPORATION
                                1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                            ------------------------

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF STOCKHOLDERS

                                AUGUST 15, 2002

     This proxy statement is being furnished to the holders of the common stock, par value $.001 per share (the "Common Stock"), of Black Box Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") scheduled to be held on Thursday, August 15, 2002, at 11:00 a.m., at the offices of Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania 15219, or at any adjournment thereof. This proxy statement and form of proxy was first mailed to stockholders on or about July 2, 2002. A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 2002 is being furnished with this proxy statement.

     Only holders of the Common Stock of record as of the close of business on Friday, June 14, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, 20,295,779 shares of Common Stock, each entitled to one vote per share, were outstanding.

     All shares of Common Stock represented by valid proxies received by the Secretary of the Company prior to the Annual Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors and each of the other matters submitted by the Board of Directors for vote by the stockholders. Unless otherwise indicated by the stockholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A stockholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until actual notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

     Under the Company's Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Restated By-laws, as amended (the "By-laws"), and applicable state law, abstentions and broker non-votes (which arise from proxies delivered by brokers and others, where the record holder has not received direction on voting and does not have discretionary authority to vote on one or more matters) are each included in the determination of the number of shares present for purposes of determining a quorum. At the Annual Meeting, directors will be elected by a plurality vote and all other matters will be decided by the affirmative vote of a majority of the shares of Common Stock entitled to vote. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present. Abstentions will count as shares entitled to vote and present in person or by proxy at the meeting and not voting in favor of the proposal. Broker non-votes will not count as shares entitled to vote and represented at the meeting and will not be included in calculating the number of votes necessary for approval of the matter.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW FOR ELECTION AS DIRECTOR, FOR APPROVAL TO EXTEND THE EXPIRATION DATE OF THE 1992 COMPANY STOCK OPTION PLAN, FOR APPROVAL TO EXTEND THE EXPIRATION DATE OF THE 1992 DIRECTOR STOCK OPTION PLAN, FOR APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED UNDER THE 1992 COMPANY STOCK OPTION PLAN, FOR APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED UNDER THE 1992 DIRECTOR STOCK OPTION PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2003.

                             ANNUAL MEETING MATTERS

PROPOSAL 1 - ELECTION OF DIRECTORS

     The Company's By-laws provide that the number of directors constituting the entire Board shall be nine (9), or such other number as shall be fixed by the stockholders or by the Board of Directors. At present, the Board has fixed the number of directors at five (5) members. The Board of Directors has adopted a resolution requiring that a majority of the Company's directors are required to be independent under all applicable definitions of independence.

     All directors of the Company are elected each year. The Board has nominated five (5) persons for election to the Board at the Annual Meeting. Therefore, five (5) directors are to be elected at the Annual Meeting to hold office for a term of one (1) year and until their respective successors are elected and qualified, subject to the right of the stockholders to remove any director as provided in the By-laws. The stockholders may fill any vacancy in the office of a director. In the absence of a stockholder vote, a vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his successor is elected and has qualified or until his or her earlier death, resignation or removal. If the Board of Directors increases the number of directors, the Board of Directors may fill any vacancy so created.

     The holders of Common Stock have one vote for each share owned as of the record date in the election of directors. The five (5) nominees receiving the greatest number of affirmative votes will be elected as directors for terms expiring in 2003.

     The persons named as proxies on the enclosed proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of William F. Andrews, Thomas G. Greig, William
R. Newlin, Brian D. Young and Fred C. Young, nominees of the Board of Directors, each of whom presently serves as a director of the Company.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees is unable or unwilling to serve as a director of the Company, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors.

     The following sets forth certain information concerning the Company's nominees for election to the Board of Directors at the Annual Meeting.

     WILLIAM F. ANDREWS, 70, was elected a director of the Company on May 18, 1992. He currently is Chairman of Corrections Corporation of America (private prisons) and Chairman of Katy Industries. He was Chairman of Scovill Fasteners, Inc. and Northwestern Steel and Wire from 1996 to 2001 and Chairman, President, Chief Executive Officer and a director of Amdura Corporation from 1993 to 1995. Prior to such time, Mr. Andrews was the President and Chief Executive Officer of UNR Industries, Inc. from 1990 to 1992. He is also a director of Corrections Corporation, Katy Industries and Trex Corporation.

     THOMAS G. GREIG, 54, was elected a director of the Company on August 10, 1999. Mr. Greig is a Managing Director of Liberty Capital Partners, a private equity partnership, since 1998. From 1973 to 1998, Mr. Greig worked in the investment banking industry, principally in the technology investment banking area. Mr. Greig is a director of a number of privately held companies and a private, not-for-profit foundation.

     WILLIAM R. NEWLIN, 61, was elected a director of the Company on December 18, 1995. He has served as Managing Partner of Buchanan Ingersoll Professional Corporation (attorneys at law) since 1980. He also serves as a Managing General Partner of CEO Venture Funds (private venture capital funds). He is also Chairman of Kennametal Inc. and a director of National City Bank of Pennsylvania and the Pittsburgh Technology Council.

     The Company engaged Buchanan Ingersoll Professional Corporation to perform legal services during Fiscal 2001 and Fiscal 2002.

     BRIAN D. YOUNG, 47, was elected a director of the Company on September 17, 1988. He has been a General Partner of Eos Partners, L.P. (investment partnership) since January 1994. He was a General Partner of Odyssey Partners from February 1986 to December 1993. He is also a director of several privately owned companies.

     FRED C. YOUNG, 46, was elected a director of the Company on December 18, 1995, President on May 9, 1997 and Chairman and Chief Executive Officer on June 24, 1998. He also has served as Vice President from 1991 until May 1996, Chief Financial Officer and Treasurer from 1991 until May 1997, Secretary from 1991 until May 1999, Senior Vice President from May 1996 until May 1997 and Chief Operating Officer from May 1996 until June 1998.

     Brian D. Young and Fred C. Young are not related.

PROPOSAL 2 - APPROVAL OF AMENDMENT TO 1992 COMPANY STOCK OPTION PLAN

     The existing 1992 Company Stock Option Plan, also referred to as the Employee Plan, has a 10-year life and will terminate on November 30, 2002. The Board of Directors has proposed to extend the expiration date of the plan until November 30, 2012.

     The affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the meeting is required to approve this amendment to the Employee Plan.

     In connection with this amendment, it is the Board's intention to amend the plan to prohibit the repricing of outstanding options. The Company believes this change will further tie the employees' interests with those of the stockholders, because the employees will not realize a benefit unless they collectively create value for the stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 2.

PROPOSAL 3 - APPROVAL OF AMENDMENT TO 1992 DIRECTOR STOCK OPTION PLAN

     The existing 1992 Director Stock Option Plan, also referred to as the Director Plan, has a 10-year life and will terminate on November 30, 2002. The Board of Directors has proposed to extend the expiration date of the plan until November 30, 2012.

     The affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote and present in person or proxy at the meeting is required to approve this amendment to the Director Plan.

     In connection with this amendment, it is the Company's intention to amend the plan to prohibit the repricing of outstanding options. The Company believes this change will further tie the directors' interests with those of the stockholders, because the directors will not realize a benefit unless they collectively create value for the stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 3.

PROPOSAL 4 - APPROVAL OF INCREASE TO 1992 COMPANY STOCK OPTION PLAN

     In November 1992, the Board of Directors and stockholders adopted the Employee Plan. The Employee Plan constitutes a key element of the Company's incentive program and is utilized to retain, attract and motivate key employees of the Company and to align key employee and stockholder interests. In Fiscal 2001 and 2002, the scope of employees eligible to participate in the Employee Plan was broadened, reflecting the Company's increasing depth of key employees.

     As a result of the prior grants of stock options under the Employee Plan, the number of shares available for grant as of March 31, 2002 was 110,535, which is insufficient to continue to maintain the Company's needs under its incentive program. As a result, the Board has adopted and proposes that the stockholders approve an amendment to the Employee Plan which will increase the total number of shares available for the grant of stock options under the Employee Plan by 600,000 shares, thereby increasing the aggregate number of shares which would be available for the grant of options or stock appreciation rights from 6,250,000 to 6,850,000.

     The Board believes that the increase in the number of shares available for issuance under the Employee Plan will:

     - Strengthen the Company's ability to retain and attract key employees of the Company and motivate such employees to attain overall corporate goals.

     - Support the Company's strategy of using stock options as a key component of an employee's total compensation. The Company's philosophy is to be conservative with the cash component of total compensation and tie the at-risk variable portion to overall Company performance.

     - Enable the number of shares of common stock available pursuant to the Employee Plan to be within the range of 16-17% of all shares outstanding (assuming all options were exercised). This target has been set by the Board based upon survey data of companies of comparable size and industry from various independent sources. With the proposed increase, the percentage of shares of common stock reserved for future grant will be 14.3% before the effect of 2.1 million common stock shares repurchased by the Company through June 15, 2002, or 17% of the total shares. Currently, this percentage is 14.4% before the effect of 2.1 million shares repurchased, or 15.6% of the total shares.

     - As of March 31, 2002, 60% of the total options granted to current employees were vested with an average exercise price of $28. Consequently, the Board believes that the key employees continue to retain their options as they are personally committed to the Company's long-term profit goals and subsequent opportunity for stock appreciation, thereby aligning their goals with those of the stockholders. Because of the retention of options, the calculated shares outstanding attributable to the Employee Plan is at the upper end of the range than if employees were to have exercised and sold their vested options.

     For the above stated reasons, the Board believes that the proposed increase is appropriate.

     The affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the meeting is required to approve the amendment to the Employee Plan.

     Because executive officers (one of whom is also a member of the Board of Directors) are eligible to receive awards under the Employee Plan, each of them may be deemed to have a personal interest in the adoption of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 4.

PROPOSAL 5 - APPROVAL OF INCREASE TO 1992 DIRECTOR STOCK OPTION PLAN

     In November 1992, the Board of Directors and stockholders adopted the Director Plan. The Director Plan constitutes a key element of the Company's incentive program that is utilized to attract and retain the services of persons capable of filling director positions of the company.

     As a result of the prior grants of stock options under the Director Plan, the number of shares currently available for grant is insufficient to continue to maintain the Company's needs. As a result, the Board has adopted and proposes that the stockholders approve an amendment to the Director Plan which will increase the total number of shares available for the grant of stock options under the Director Plan by 20,000 shares, thereby increasing the aggregate number of shares which would be available for the grant of options or stock appreciation rights from 170,000 to 190,000.

     The Board believes the increase in the number of shares available for issuance under the Director Plan will strengthen the Company's ability to attract and retain directors capable of filling such position. The affirmative vote by the holders of a majority of the shares of Common Stock entitled to vote and present in person or proxy at the meeting is required to approve the amendment to the Director Plan.

     Because non-employee Directors are eligible to receive awards under the Director Plan, each of them may be deemed to have a personal interest in the adoption of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 5.

PROPOSAL 6 - RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2003. The affirmative vote of a majority of the shares of Common Stock entitled to vote on this matter and present in person or by proxy at the meeting is required for the ratification by the Company's stockholders of such appointment.

     Unless otherwise directed by the stockholders, proxies will be voted for the ratification of the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending March 31, 2003. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will not be making a statement but will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 6.

                BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

     The Company's Board of Directors held 4 meetings during the fiscal year ended March 31, 2002 ("Fiscal 2002"). During Fiscal 2002 all directors were present at all meetings of the Board of Directors except for one meeting where one director was absent.

     During Fiscal 2002, directors who were not employees of the Company received directors' fees of $7,500 per annum, paid quarterly, and an additional fee of $375 for each meeting of the Board of Directors attended in person. In support of the Company's cost reduction efforts, each of the board members waived his right to receive 25% of his total annual fees, or $2,250 each. In addition, the Company maintains directors' and officers' liability insurance.

AUDIT COMMITTEE

     The Board has an Audit Committee consisting of William F. Andrews as chair, Thomas G. Greig and Brian D. Young. The Audit Committee's duties include recommending to the Board of Directors the appointment of the independent auditors of the Company, reviewing with the independent auditors their report as well as any recommendations with respect to the Company's accounting policies, procedures and internal controls. In addition, this committee is charged with reviewing the independent auditor's fees for audit and non-audit services, and determining whether there are any conflicts of interest in financial or business matters between the Company and any of its officers or employees. The Audit Committee was scheduled to meet, and did meet, twice in Fiscal 2002.

COMPENSATION COMMITTEE

     The Board has a Compensation Committee, consisting of Brian D. Young as chair, William F. Andrews and Thomas G. Greig. The Compensation Committee is responsible for reviewing and approving the compensation of the executive officers of the Company, and approving and recommending changes to the incentive plans of the Company. The Committee is also responsible for administering the Company's Employee Plan and Director Plan. The Compensation Committee was scheduled to meet, and did meet, twice in Fiscal 2002.

NOMINATING COMMITTEE

     The Company has a standing Nominating Committee consisting of Thomas G. Greig as chair, William R. Newlin and Brian D. Young. The Nominating Committee considers and recommends to the Board of Directors nominees to serve as directors of the Company, including nominees proposed by the Company's stockholders in accordance with the Company's Certificate of Incorporation, By-laws and other applicable laws, including the rules and regulations of the Securities and Exchange Commission and any stock market on which the Company's stock is listed for trading or quotation. In general, such recommendations can only be made by a stockholder entitled to notice of, and to vote at, the meeting at which such proposed nominee is to be considered, must be in writing, and must be received by the Secretary of the Company within a prescribed time period prior to the annual or special meeting, as the case may be. A copy of the By-laws is available from the Company upon request.

     The Nominating Committee considers the total breadth and experience of potential nominees in a number of disciplines including finance, marketing, law, government and academia. Potential Board members must also show a proven track record of accomplishments, a willingness to fully participate in Board meetings, the ability to make sound judgments and the ability to motivate and challenge management.

     As the Nominating Committee was formed in May of Fiscal 2003, it did not meet in Fiscal 2002. The Committee is scheduled to meet twice a year.

GOVERNANCE COMMITTEE

     The Company has a Governance Committee to oversee the Company's continued dedication to the practice of sound corporate governance. The members of the Governance Committee are William R. Newlin as chair, Thomas G. Greig and Brian
D. Young.

     As the Governance Committee was formed in May of Fiscal 2003, it did not meet in Fiscal 2002. The Committee is scheduled to meet twice a year.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth all cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued, to the Company's chief executive officer and to the other executive officers of the Company at the end of Fiscal 2002 whose annual salary and bonus in Fiscal 2002 exceeded $100,000 (the "Named Executive Officers") for each of Fiscal 2000, 2001 and 2002, respectively. Such compensation was paid for services rendered in all capacities to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL           LONG-TERM
                                                       COMPENSATION       COMPENSATION
                                                    ------------------    ------------
                                                                             AWARDS
                                                                             ------
                                                                           SECURITIES
                                                                           UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR    SALARY      BONUS       OPTIONS       COMPENSATION (1)
---------------------------                 ----    ------      -----       -------       ----------------
                                                      ($)        ($)          (#)               ($)
Fred C. Young,                              2002    447,591        -0-      195,000             8,150
  Chairman of the Board and                 2001    438,456    390,000      140,402            11,275
  Chief Executive Officer                   2000    474,994    315,000      195,000             8,131
Anna M. Baird,                              2002    150,769        -0-          -0-             7,557
  Vice President, Chief Financial           2001    147,692    125,000       26,152            10,149
  Officer, Treasurer and Secretary          2000    160,000    150,000       45,000             7,539
Kathleen Bullions,                          2002    150,769        -0-       50,000             7,557
  Vice President                            2001    147,692    125,000       26,152            10,149
  of Operations                             2000    160,000    150,000       45,000             7,539

---------------

(1) Represents amounts accrued by the employer for the individual under the 401(k) plan of the Company and payments for life insurance premiums.

STOCK OPTION PLANS

     The Board of Directors and stockholders of the Company have adopted the Company's 1992 Stock Option Plan, as amended (the "Employee Plan"), and have authorized the issuance of options and stock appreciation rights covering up to 6,250,000 shares of Common Stock under this plan (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Options and stock appreciation rights may be granted under the Employee Plan to key salaried and hourly employees (including those who may also be directors but who are not members of the Compensation Committee) of the Company and its subsidiaries.

     The Board of Directors and stockholders have also adopted the Company's 1992 Director Stock Option Plan, as amended (the "Director Plan"), and have authorized the issuance of options and stock appreciation rights covering up to 170,000 shares of Common Stock under this plan (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Under the Director Plan, the Compensation Committee may grant options and stock appreciation rights to non-employee Directors of the Company.

     The following table sets forth information concerning the stock options granted to each of the Company's Named Executive Officers in Fiscal 2002:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF STOCK PRICE
                                        INDIVIDUAL GRANTS                        APPRECIATION FOR OPTION TERM (1)
                       ----------------------------------------------------   --------------------------------------
                       NUMBER OF     % OF TOTAL
                       SECURITIES     OPTIONS
                       UNDERLYING    GRANTED TO
                        OPTIONS     EMPLOYEES IN   EXERCISE OR   EXPIRATION
NAME                    GRANTED     FISCAL YEAR    BASE PRICE       DATE             5%                  10%
----                    -------     -----------    ----------       ----             --                  ---
                          (#)           (%)         ($/SHARE)                        ($)                 ($)
Fred C. Young             195,000       24.0          41.45       9/21/11        5,083,198(2)        12,881,822(3)
Anna M. Baird                 -0-        -0-             --            --                  --                   --
Kathleen Bullions          50,000        6.2          41.45       9/21/11        1,303,384(2)         3,303,031(3)
All Stockholders       20,246,049                                              527,767,573(2)     1,337,466,650(3)

---------------
(1) Assumes, from the date of grant of the option through its ten year expiration date, a hypothetical 5% and 10% per year appreciation (compounded annually) in the fair market value of the Common Stock. The 5% and 10% rates of appreciation are set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Common Stock. If the Common Stock does not increase in value from the date of grant of the stock option, such option would be valueless.

(2) Assuming the exercise price of $41.45 per share appreciates at 5%, the fair market value of the Common Stock after 10 years is $67.52 per share.

(3) Assuming the exercise price of $41.45 per share appreciates at 10%, the fair market value of the Common Stock after 10 years is $107.51 per share.

     The following table sets forth information with respect to each of the Company's Named Executive Officers concerning the exercise of options during Fiscal 2002 and unexercised options held as of March 31, 2002:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                               SECURITIES              VALUE OF
                                                               UNDERLYING            UNEXERCISED
                                                               UNEXERCISED           IN-THE-MONEY
                            SHARES ACQUIRED      VALUE         OPTIONS AT             OPTIONS AT
           NAME               ON EXERCISE      REALIZED      FISCAL YEAR END     FISCAL YEAR END (1)
           ----               -----------      --------      ---------------     -------------------
                                  (#)             ($)        (# EXERCISABLE/       ($ EXERCISABLE/
                                                            # UNEXERCISABLE)       $ UNEXERCISABLE)
Fred C. Young                      -0-               -0-    1,117,065/351,335    28,429,393/2,064,784
Anna M. Baird                   25,000         1,509,250       195,482/31,668       4,087,236/196,285
Kathleen Bullions                  -0-               -0-       220,482/81,668       5,056,286/544,785

---------------

(1) This value represents the difference between the March 31, 2002 closing stock price of $48.42 and the option cost for all exercisable and unexercisable options

                      REPORT OF THE COMPENSATION COMMITTEE

MEMBERSHIP AND ROLE OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors consisted of Brian D. Young as chair, William F. Andrews and Thomas G. Greig. The Compensation Committee is charged with administering the Company's compensation programs for executive officers, including basic compensation and incentive compensation plans, and the Company's stock option plans, including the Employee Plan. The Company believes that its total executive compensation package should be designed to facilitate the achievement of short- and long-range Company goals, to recognize individual executive performance and contribution, and to promote increased value creation for the Company's stockholders. To this end, the Company and the Compensation Committee seek to:

     - Hire, train, develop, compensate and retain the highest quality executives possible for the Company's success.

     - Reward executives for outstanding contributions to the achievement of the Company's goals and overall success.

     - Provide incentives for executives to align their goals with those of the stockholders through pay-for-performance and growth-driven compensation in the form of cash compensation and stock option plans.

ANNUAL COMPENSATION

     The annual compensation for executives is paid based upon performance, experience, the requirements of the position and the executive's relative ability to impact the Company's overall growth and success. The Company and the Compensation Committee believe that the annual compensation paid to the Company's executives has historically been competitive with that paid to executives in other network services companies. In making compensation decisions, the Company has relied upon its Board of Directors and the Compensation Committee regarding their collective knowledge of the industry, the functions that Company executives perform and comparative salaries.

     The primary goals for executives, in their own respective positions, are to help the Company achieve its yearly revenues, profit and growth targets as established by the Board of Directors. Salaries for the executives are reviewed by the Compensation Committee on an annual basis and may be increased or decreased based upon the Compensation Committee's decision that they are competitive in the industry, and/or that a particular executive's contributions to the Company have been significant during the year. In making its decision, the Compensation Committee will also consider the amount of each executive's overall compensation, which is in the form of base salary versus compensation that is at-risk.

     Included in annual compensation is at-risk variable compensation. The plan provides for the payment of a bonus equal to a percentage of base salary in the event that certain annual performance targets for revenues and operating profits are achieved. Any payments under this plan are subject to approval by the Board of Directors on an annual basis. No bonus payments were made to the Named Executive Officers in Fiscal 2002 under this plan.

LONG-TERM COMPENSATION AWARDS

     In Fiscal 1993, the Company's Board of Directors and stockholders approved the Employee Plan, pursuant to which the Compensation Committee may grant stock options to key employees, including those who may be executive officers of the Company. This plan was amended in Fiscal 1995 through Fiscal 2002 pursuant to stockholder votes to increase the number of shares available for the grant of options thereunder. Information with respect to the options granted to the Named Executive Officers in Fiscal 2002 is set forth in the table entitled "Option Grants in Last Fiscal Year" appearing elsewhere in this proxy statement. The Compensation Committee believes that the options granted are consistent with the Company's overall compensation policies and the individual compensation packages of each Named Executive Officer.

     Historically, all options granted under the Employee Plan were exercisable at the fair market value of the stock on the date of grant of the option. As amended in Fiscal 1998, the Employee Plan requires that all options have an exercise price of not less than the fair market value of the stock on the date of grant of the option.

CHIEF EXECUTIVE OFFICER'S COMPENSATION ANALYSIS

     In determining the total compensation for Fred C. Young, the Chairman and CEO of the Company, the Compensation Committee used the same criteria described above in the opening paragraphs of the Annual Compensation section. In addition, the Committee considered the Company's performance against goals established by the Board of Directors at the beginning of the year.

     The Compensation Committee believes that the total compensation for Mr. Young was appropriate for Fiscal 2002 because of the performance of the Company, his individual performance, general executive compensation trends and the overall business environment.

SUMMARY

     The Company's total compensation plan is predicated on the Committee and the Company's belief that executives contribute to stockholder returns by maximizing earnings and profit and thus providing for long-term stockholder returns.

     The Committee believes that the total compensation paid to its executives for Fiscal 2002 was reasonable in view of the Company's performance.

                                          COMPENSATION COMMITTEE:
                                          William F. Andrews
                                          Thomas G. Greig
                                          Brian D. Young

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended March 31, 2002, included in the Company's Annual Report on Form 10-K. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

MEMBERSHIP AND ROLE OF AUDIT COMMITTEE

     During Fiscal 2002, the Audit Committee consisted of the following members of the Company's Board of Directors: William F. Andrews, as chair, William R. Newlin and Brian D. Young. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

REVIEW WITH MANAGEMENT

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

     The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent accountants for Fiscal 2002, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The Audit Committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standards No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Arthur Andersen LLP their independence from the Company.

     The Company received written assurances from Arthur Andersen LLP that there was appropriate continuity of Andersen personnel working on the audit, and availability of national office consultation and personnel at foreign affiliates to conduct the Company's audit.

CONCLUSION

     Based on review and discussions referred to above, the Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

                                          AUDIT COMMITTEE:
                                          William F. Andrews
                                          William R. Newlin
                                          Brian D. Young

                               PERFORMANCE GRAPH

     The graph below represents and compares the value through March 31, 2002, of a hypothetical investment of $100 made on March 31, 1996, in each of (i) the Company's Common Stock, (ii) the S&P Smallcap 600, (iii) the Nasdaq Market Index, and (iv) the Russell 2000 Group, assuming the reinvestment of dividends in each case:

BLACK BOX CORPORATION                               S&P SMALL CAP 600          NASDAQ MARKET INDEX         RUSSELL 2000 GROUP
---------------------                               -----------------          -------------------         ------------------
100                                                         100                         100                         100
158.09                                                   108.39                      111.14                      105.11
216.91                                                   160.07                      168.46                      149.26
182.35                                                   134.73                       227.6                         125
407.26                                                   176.09                      423.39                      171.62
262.14                                                   173.83                      169.33                      145.31
284.83                                                   239.58                      170.52                      165.63

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From February 1989 until January 1992, Brian D. Young, a current member of the Compensation Committee, was a partner in Odyssey Partners, at that time the Company's controlling stockholder, and served as President of MB Holdings, Inc. MB Holdings, of which the Company is a successor, was at that time the holding company for MICOM Communications Corp. and its subsidiaries as well as Black Box Corporation and its subsidiaries. Each of MICOM and Black Box had separate management teams responsible for the operating performance of that entity who reported to the holding company management on behalf of its investors. Subsequent to January 1992, the Company effected its initial public offering and spun-off MICOM. While, technically, Brian D. Young was the President of the predecessor to the Company, he did not have day-to-day management over the operating companies, including Black Box. In addition, Brian D. Young and Fred
C. Young, the current Chairman and Chief Executive Officer, are not related to each other.

                      EQUITY PLAN COMPENSATION INFORMATION

     The following table sets forth information about the Company's equity compensation plans as of March 31, 2002:

                                                                                                  (C)
                                                                                          NUMBER OF SECURITIES
                                             (A)                       (B)              REMAINING AVAILABLE FOR
                                  NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE     FUTURE ISSUANCE UNDER EQUITY
                                   ISSUED UPON EXERCISE OF      EXERCISE PRICE OF          COMPENSATION PLANS
                                     OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
             PLANS                   WARRANTS AND RIGHTS       WARRANTS AND RIGHTS      REFLECTED IN COLUMN (A))
             -----                --------------------------   --------------------   ----------------------------
Equity compensation plans
  approved by security
  holders.......................          3,969,620                   $33.69                    110,535
Equity compensation plans not
  approved by security
  holders.......................                -0-                      -0-                        -0-
Total...........................          3,969,620                   $33.69                    110,535

---------------

(a) Includes both vested and unvested options.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information available to the Company as of June 17, 2002, regarding the beneficial ownership of the Company's Common Stock by all those known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock:

                                                              NUMBER OF    PERCENT OF
                                                               SHARES        SHARES
                                                              ---------    ----------
FMR Corp. (1)...............................................  2,655,475       13.1%
  82 Devonshire Street, Boston, MA 02109

American Century Investment Management, Inc. (2)............  1,941,885        9.6%
  4500 Main Street, Kansas City, MO 64141

Kayne Anderson Rudnick Investment Management (3)............  1,866,034        9.2%
  1800 Avenue of the Stars, Los Angeles, CA 90067

Alex Brown Investment Management (4)........................  1,391,128        6.9%
  217 E. Redwood St., Suite 1400, Baltimore, MD 21202

Neuberger Berman, LLC (5)...................................  1,377,820        6.8%
  605 Third Avenue, New York, NY 10158

T. Rowe Price Associates, Inc...............................  1,031,570        5.1%
  100 East Pratt Street, Baltimore, MD 21202

---------------

(1) Includes 1,980,350 shares beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., of which 1,825,000 shares are owned by one investment company, Fidelity Low-Priced Stock Fund. Edward C. Johnson 3d, FMR Corp. and the funds each has sole power to dispose of the 1,980,350 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. All information is derived from FMR Corp.'s Schedule 13G Amendment #5, filed on February 14, 2002.

(2) Includes shares managed by American Century Investment Management, Inc. for fourteen registered investment companies pursuant to management agreements and for eight registered investment companies pursuant to sub-advisory agreements. All information is derived from American Century Investment Management, Inc.'s Schedule 13G Amendment #1, filed on May 10, 2002.

(3) The reported shares are owned by several accounts managed, with discretion to purchase or sell securities, by Kayne Anderson Rudnick Investment Management, LLC, a registered investment advisor that disclaims beneficial ownership of the shares reported. This information is derived from Kayne Anderson Rudnick Investment Management, LLC's Schedule 13G, filed on January 30, 2002.

(4) Alex Brown Investment Management is a registered investment advisor. All information is derived from Alex Brown Investment Management's Schedule 13G, filed on February 14, 2002.

(5) Neuberger Berman, LLC and Neuberger Berman Management Inc. are deemed to be beneficial owners since they both have shared power to make decisions whether to retain or dispose and vote the securities. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman's various Mutual Funds that hold such shares in the ordinary course of their business. This information is derived from Neuberger Berman, LLC's Schedule 13G, filed on February 11, 2002.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information available to the Company as of March 31, 2002 regarding the shares of the Company's Common Stock beneficially owned by (i) each of the Company's directors; (ii) each of the Company's Named Executive Officers; and (iii) all directors and executive officers of the Company as a group.

                                                              NUMBER OF    PERCENT OF
                                                               SHARES        SHARES
                                                              ---------    ----------
William F. Andrews (1)......................................     38,000      *
Anna M. Baird (2)...........................................    196,219       1.0
Kathleen Bullions (2).......................................    224,483       1.1
Thomas G. Greig (1).........................................      8,000      *
William R. Newlin (1).......................................     44,800      *
Brian D. Young (1)..........................................    121,000      *
Fred C. Young (2)...........................................  1,127,970       5.6
All directors and named executive officers as a group -- 7
  persons (3)...............................................  1,760,472       8.7

---------------

(1) Includes for Mr. Andrews, Mr. Greig, Mr. Newlin, and Mr. Brian D. Young:
    27,999, 4,999, 22,999 and 22,999 shares, respectively, pursuant to rights to acquire such shares as a result of vested options granted pursuant to the Director Plan.

(2) Includes for Ms. Baird, Ms. Bullions and Mr. Fred C. Young: 195,482, 220,482, and 1,117,065 shares, respectively, pursuant to rights to acquire such shares as a result of vested options granted under the Employee Plan.

(3) Includes for all directors and named executive officers as a group 1,612,025 shares pursuant to rights to acquire such shares as a result of vested options granted under the Employee Plan and the Director Plan.

     The difference between the amounts set forth in the above table and the amounts indicated in the footnotes are shares owned outright either directly or indirectly.

 *  Represents less than 1% of the Common Stock outstanding.

                   SUMMARY OF 1992 COMPANY STOCK OPTION PLAN

     The following description is not a complete statement of the Employee Plan and is qualified in its entirety by reference to the complete text of the Employee Plan, a copy of which is available from the Company upon request. The description set forth below does not include any of the proposed amendments to the plan being voted on at the meeting.

     ADMINISTRATION. The Employee Plan is administered by a committee consisting of at least two directors of the Company who are appointed by and serve at the pleasure of the Board of Directors (the "Committee"). The Committee, from time to time at its discretion, makes determinations with respect to the persons who shall be granted options ("Options") or stock appreciation rights ("Rights"), the number of shares of the Common Stock that may be purchased pursuant to such Options or Rights and the designation of Options as Incentive Stock Options or Non-Qualified Stock Options, as defined below. The interpretation and construction by the Committee of any provisions of the Employee Plan or of an Option or Right granted thereunder is binding and conclusive on all optionees and on their legal representatives and beneficiaries.

     TYPES OF OPTIONS. The Committee, in its discretion, may grant Options to purchase shares of Common Stock either in the form of incentive stock options ("Incentive Stock Options") qualified as such under the Internal Revenue Code of 1986, as amended (the "Code"), or other options ("Non-Qualified Stock Options"), as designated in the optionee's stock option agreement. Historically, the Company has only granted Non-Qualified Stock Options.

     RIGHTS. The Committee, in its discretion, may grant Rights either alone, simultaneously with the grant of an Incentive Stock Option or Non-Qualified Stock Option and in conjunction therewith, or subsequent to the grant of a Non-Qualified Stock Option and in conjunction therewith or in the alternative thereto.

     ELIGIBILITY. Any key salaried or hourly employee who is not a member of the Committee may be granted Incentive Stock Options, Non-Qualified Stock Options or Rights under the Employee Plan until November 30, 2002.

     EXERCISE PRICE. The Committee shall determine the exercise price for each Option or Right granted under the Employee Plan, provided however, that the exercise price: (1) in the case of an Incentive Stock Option granted to an employee, other than an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a "Ten-Percent Stockholder"), or in the case of a Non-Qualified Stock Option, shall not be less than the fair market value of the shares to which the Option relates on the date of grant; (2) in the case of an Incentive Stock Option granted to an employee who is a Ten-Percent Stockholder, shall not be less than 110% of the fair market value of the shares to which the Option relates on the date of grant; and (3) in the case of a Right granted alone, shall not be less than 100% of the fair market value of the shares to which the Right relates.

     EXERCISE PERIOD AND EXERCISE OF OPTIONS OR RIGHTS. An Option or Right may be exercised in whole at any time, or in part from time to time, within such period or periods as may be determined by the Committee and set forth in the grantee's agreement, provided that: (1) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant; and
(2) no Incentive Stock Option granted to an employee who is a Ten-Percent Stockholder shall be exercisable after the expiration of five years from its date of grant. Options granted to date have vested in the grantee after three years from the date of the grant. Options are not transferable by the optionee except by will or by the laws of descent and distribution.

     TERMINATION OF EMPLOYMENT; DISABILITY; DEATH. Upon termination of employment, an Option or Right previously granted to an employee, unless otherwise specified by the Compensation Committee and to the extent not previously exercised, shall terminate and become null and void, provided that:
(i) if the employee shall die (a) while in the employ of the Company or (b) within three (3) months of retirement from such employment or (c) within one (1) year of retirement from employment by reason of disability, the legal representative or heirs of such employee shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) for a one-year period following the date of death; (ii) if the employment shall have been terminated by reason of retirement, disability or termination other than for cause (as defined in the Employee Plan), then such employee shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) at any time up to (a) three months after termination by reason of retirement or other than for cause and (b) one (1) year after termination by reason of disability. If an employee voluntarily terminates his employment or is terminated for cause, any Option or Right, unless otherwise specified by the Committee, shall immediately terminate.

     PAYMENT. The exercise price of shares purchased pursuant to an Option shall be paid in full at the time of any exercise either in cash or by certified check; provided, however, to the extent that the terms of such Option provide, the purchase price may be paid for, in whole or in part, by delivering previously-owned shares of Common Stock or, in part, by promissory note (for not more than 80% of such purchase price subject to applicable margin requirements).

     LIMITATION ON ANNUAL AWARDS. The aggregate fair market value of stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the terms of the Employee Plan shall not exceed the sum of $100,000.

     ADJUSTMENTS, AMENDMENT OR DISCONTINUANCE. In the event of any change in the outstanding Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, the Committee shall make such adjustment to each outstanding Option and Right that it, in its sole discretion, deems appropriate. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of shares which may be acquired under the Employee Plan pursuant to the exercise of Options and Rights, the maximum number of shares which may be so acquired by one employee and the number of shares and prices per share subject to outstanding Options and Rights as shall be equitable to prevent dilution or enlargement of rights under such Options or Rights, and the determination of the Committee as to these matters shall be conclusive.

     In the event of a "change in control" of the Company, as defined in the Employee Plan, all then outstanding Options and Rights shall immediately become exercisable. The Committee, in its discretion, may determine that, upon the occurrence of a change in control transaction, each Option or Right outstanding under the Employee Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such Option or Right, cash in an amount equal to the excess of the fair market value of such share immediately prior to such transaction over the exercise price per share of such Option or Right.

     The Board of Directors or the Committee, as the case may be, may, from time to time, amend the Employee Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of shares reserved for Options under the Employee Plan (other than an increase resulting from an adjustment of outstanding Common Stock), (ii) reduce the exercise price of any Incentive Stock Option granted under the Employee Plan below the price required by the Employee Plan, (iii) modify the provisions of the Employee Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Employee Plan. The rights and obligations under any Option or Right granted before amendment of the Employee Plan or any unexercised portion of such Option or Right shall not be adversely affected by amendment of the Employee Plan, Option or Right without the consent of the holder of such Option or Right. The Board of Directors may at any time suspend or terminate the Employee Plan.

     TERM OF PLAN. Options and Rights may be granted under the Employee Plan until November 30, 2002.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. The Employee Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Code.

     NON-QUALIFIED STOCK OPTIONS. Some options to be issued under the Employee Plan will be designated as Non-Qualified Stock Options. If (as in the case of Non-Qualified Stock Options granted under the Employee Plan at this time) the Non-Qualified Stock Option does not have a "readily ascertainable fair market value" at the time of the grant, the Non-Qualified Stock Option is not included as compensation income at the time of grant. Rather, the optionee realizes compensation income only when the Non-Qualified Stock Option is exercised and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the Non-Qualified Stock Option.

     If a Non-Qualified Stock Option is exercised through payment of the exercise price by the delivery of common stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

     Generally, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of exercise and the amount, if any, paid by the optionee for the Non-Qualified Stock Option. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is exercised; such short-term gains are taxable as ordinary income. If the shares were held more than 12 months as of the sale date, the gain is taxable as a long-term capital gain at a maximum rate of 20%.

     A maximum capital gains rate of 18% will apply to certain sales after December 31, 2000, of shares acquired upon the exercise of a Non-Qualified Stock Option if such shares have been held for at least five years.

     If a Non-Qualified Stock Option expires without being exercised, the optionee will have no tax consequences unless the optionee paid for the Non-Qualified Stock Option. In such case, the optionee would recognize a loss in the amount of the price paid by the optionee for the Non-Qualified Stock Option.

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations that interpret similar provisions of the Code. Furthermore, the foregoing is only a general discussion of the federal income tax aspects of the Employee Plan and does not purport to be a complete description of all federal income tax aspects of the Employee Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Employee Plan and the sale or other disposition of shares acquired upon the exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding the federal, state and local tax consequences of participating in the Employee Plan.

     If the option price is paid by an optionee in part by promissory note, the interest paid by the optionee under the promissory note is investment indebtedness which is deductible by the optionee as an itemized deduction from gross income to the extent the optionee has net investment income; interest that is disallowed because of this limitation may be carried over to succeeding tax years and is deductible in the carryover year, subject to the net investment income limitation.

     Rights are treated very similarly to Non-Qualified Options for tax purposes. The holder of a Right will not normally realize any taxable income upon the grant of a Right. Upon the exercise of a Right, the person exercising the Right will realize compensation taxable as ordinary income equal to either
(i) the cash received upon the exercise of the Right or (ii) if shares are received upon the exercise of the Right, the fair market value of such shares as of the exercise date. The basis of any shares acquired upon exercise of a Right will be their fair market value on the date of exercise, and the holding period will commence at that time. The

Company will be entitled to a deduction for compensation paid in the same amount that the holder of the Right realizes as ordinary income.

     INCENTIVE STOCK OPTIONS. Some options to be issued under the Employee Plan will be designated as Incentive Stock Options and are intended to qualify under
Section 422 of the Code. Under the provisions of Section 422 and the related regulations, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an Incentive Stock Option, nor is the Company entitled to any deduction. The exercise of an Incentive Stock Option is also is not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. The taxation of gain or loss upon the sale of stock acquired upon exercise of an Incentive Stock Option depends in part on whether the stock is held for at least two years from the date the option was granted and at least one year from after the date the stock was transferred to the optionee (the "ISO Holding Period").

     If the ISO Holding Period is not met, then, upon disposition of such shares (a "disqualifying disposition"), the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however to the gain on sale. Any additional gain would be taxable as capital gain (see below). If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the Incentive Stock Option was exercised and such disposition is a sale or exchange to an unrelated party, the amount includable as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price.

     If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

     If the ISO Holding Period is met, the gain is taxable as a long-term capital gain at a maximum rate of 20%.

     A maximum capital gains rate of 18% will apply to certain sales after December 31, 2000 of shares acquired upon the exercise of an Incentive Stock Option if such shares have been held for at least five years.

     If the Incentive Stock Option is exercised by delivery of previously owned shares of common stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously owned shares. However, if the previously owned transferred shares were acquired through the exercise of an Incentive Stock Option, the optionee may realize ordinary income with respect to the shares used to exercise an Incentive Stock Option if such transferred shares have not been held for the ISO Holding Period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount. If an Incentive Stock Option is exercised through the payment of the exercise price by the delivery of common stock, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will be considered Incentive Stock Option stock with a zero basis.

                   SUMMARY OF 1992 DIRECTOR STOCK OPTION PLAN

     The following is a summary description of the Director Plan, is not a complete statement of the Director Plan and is qualified in its entirety by reference to the complete text of the Director Plan, a copy of which is available form the Company upon request. The description set forth below does not include any of the proposed amendments to the plan being voted on at the meeting.

     ADMINISTRATION. The Director Plan is administered by the Board or a committee consisting of at least two directors of the Company who are appointed by and serve at the pleasure of the Board of Directors (the "Plan Administrator"). The Plan Administrator, from time to time at its discretion, makes determinations with respect to the persons who shall be granted Options or Rights, and the number of shares of the Common Stock that may be purchased pursuant to such Options or Rights. The interpretation and construction by the

Plan Administrator of any provisions of the Director Plan or of an Option or Right granted thereunder is binding and conclusive on all optionees and on their legal representatives and beneficiaries.

     TYPES OF OPTIONS. The Options granted under the Director Plan will be Non-Qualified Stock Options under the Code.

     RIGHTS. The Plan Administrator, in its discretion, may grant Rights either alone, simultaneously with the grant of an Option and in conjunction with the grant of an Option and in conjunction therewith, or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto.

     ELIGIBILITY. Any non-employee director may be granted Options or Rights under the Director Plan until November 30, 2002.

     EXERCISE PRICE. The Plan Administrator shall determine the exercise price for each Option or Right granted under the Director Plan; provided however, that the exercise price shall not be less than 100% of the fair market value on the date of grant of the shares to which the Option or Right relates.

     EXERCISE PERIOD AND EXERCISE OF OPTIONS OR RIGHTS. An Option or Right may be exercised in whole at any time, or in part from time to time, within such period or periods as may be determined by the Plan Administrator and set forth in the grantee's agreement. Options are not transferable by the optionee except by will or by the laws of descent and distribution.

     TERMINATION; DISABILITY; DEATH. Upon cessation of such person's status as a director, an Option or Right previously granted to the director, unless otherwise specified by the Plan Administrator and to the extent not previously exercised, shall terminate and become null and void, provided that: (i) if the director shall die while in the employ of the Company or within three (3) months of retirement or within one (1) year of retirement by reason of disability, the legal representative or heirs of such director shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) for a one-year period following the date of death; (ii) if the employment shall have been terminated by reason of retirement, disability or removal other than for cause (as defined in the Director Plan), then such director shall be entitled to exercise such Option or Right (to the extent otherwise exercisable) at any time up to (a) three months after termination by reason of retirement or removal other than for cause and (b) one (1) year after termination by reason of disability. If a director voluntarily terminates his service or is terminated for cause, any Option or Right, unless otherwise specified by the Plan Administrator, shall immediately terminate.

     PAYMENT. The exercise price of shares purchased pursuant to an Option shall be paid in full at the time of any exercise either in cash or by certified check; provided, however, to the extent that the terms of such Option provide, the purchase price may be paid for, in while or in part, by delivering previously-owned shares of Common Stock or, in part, by promissory note (for not more than 80% of such purchase price subject to applicable margin requirements).

     ADJUSTMENTS, AMENDMENT OR DISCONTINUANCE. In the event of any change in the outstanding Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, the Plan Administrator shall make such adjustment to each outstanding Option and Right that it, in its sole discretion, deems appropriate. In addition, in the event of any such change, the Plan Administrator shall make any further adjustment as may be appropriate to the maximum number of shares which may be acquired under the Director Plan pursuant to the exercise of Options and Rights, the maximum number of shares which may be so acquired by one director and the number of shares and prices per share subject to outstanding Options and Rights as shall be equitable to prevent dilution or enlargement of rights under such Options or Rights, and the determination of the Plan Administrator as to these matters shall be conclusive.

     In the event of a "change in control" of the Company, as defined in the Director Plan, all then outstanding Options and Rights shall immediately become exercisable. The Plan Administrator, in its discretion, may determine that, upon the occurrence of a change in control transaction, each Option or Right outstanding under the Director Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such Option or Right, cash in an amount equal to the excess of the fair market value of such share immediately prior to such transaction over the exercise price per share of such Option or Right.

     The Board of Directors of the Plan Administrator, as the case may be, may, from time to time, amend the Director Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of shares reserved for Options under the Director Plan (other than an increase resulting from an adjustment of outstanding Common Stock), (ii) reduce the exercise price of any Option granted under the Director Plan below the price required by the Director Plan, (iii) modify the provisions of the Director Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Director Plan. The rights and obligations under any Option or Right granted before amendment of the Director Plan or any unexercised portion of such Option or Right shall not be adversely affected by amendment of the Director Plan, Option or Right without the consent of the holder of such Option or Right. The Board of Directors may at any time suspend or terminate the Director Plan.

     TERM OF PLAN. Options and Rights may be granted under the Director Plan until November 30, 2002.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. The Director Plan is not subject to the protective provisions of the Employee Retirement Security Act of 1974 and is not qualified under Section 401(a) of the Code.

     An option to be issued under the Director Plan will be designated as a Non-Qualified Stock Option. If (as in the case of a Non-Qualified Stock Option granted under the Director Plan at this time) the Non-Qualified Stock Option does not have a "readily ascertainable fair market value" at the time of the grant, the Non-Qualified Stock Option is not included as compensation income at the time of grant. Rather, the optionee realizes compensation income only when the Non-Qualified Stock Option is exercised and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the Non-Qualified Stock Option.

     If a Non-Qualified Stock Option is exercised through payment of the exercise price by the delivery of common stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

     Generally, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of exercise and the amount, if any, paid by the optionee for the Non-Qualified Stock Option. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is exercised; such short-term gains are taxable as ordinary income. If the shares were held more than 12 months as of the sale date, the gain is taxable as a long-term capital gain at a maximum rate of 20%.

     A maximum capital gains rate of 18% will apply to certain sales after December 31, 2000, of shares acquired upon the exercise of a Non-Qualified Stock Option if such shares have been held for at least five years.

     If a Non-Qualified Stock Option expires without being exercised, the optionee will have no tax consequences unless the optionee paid for the Non-Qualified Stock Option. In such case, the optionee would recognize a loss in the amount of the price paid by the optionee for the Non-Qualified Stock Option.

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

     The preceding discussion is based on federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations that interpret similar provisions of the Code. Furthermore, the foregoing is only a general discussion of the federal income tax aspects of the Director Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Director Plan and the sale or other disposition of shares acquired upon exercise of the options. Each director receiving a grant of options should consult with his or her personal tax advisor regarding the federal, state and local tax consequences of participating in the Director Plan.

     If the option price is paid by an optionee in part by promissory note, the interest paid by the optionee under the promissory note is investment indebtedness which is deductible by the optionee as an itemized deduction from gross income to the extent the optionee has net investment income; interest that is disallowed because of this limitation may carried over to succeeding tax years and is deductible in the carryover year, subject to the net investment income limitation.

     Rights are treated very similarly to Non-Qualified Options for tax purposes. The holder of a Right will not normally realize any taxable income upon the grant of a Right. Upon the exercise of a Right, the person exercising the Right will realize compensation taxable as ordinary income equal to either
(i) the cash received upon the exercise of the Right or (ii) if shares are received upon the exercise of the Right, the fair market value of such shares as of the exercise date. The basis of any shares acquired upon exercise of a Right will be their fair market value on the date of exercise, and the holding period will commence at that time. The Company will be entitled to a deduction for compensation paid in the same amount that the holder of the Right realizes as ordinary income.

                          DISMISSAL OF ARTHUR ANDERSEN

     As previously discussed on a Form 8-K filed with the SEC on June 24, 2002 (the "Company's Form 8-K"), the Company dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and engaged Ernst & Young LLP ("E&Y") to serve as the Company's independent public accountants for the fiscal year ending March 31, 2003. This determination was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

     Arthur Andersen's reports on the Company's consolidated financial statements for each of the fiscal years ended March 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion. The March 31, 2002 report contained an explanatory fourth paragraph disclosing the Company's change in its method of accounting for goodwill and other intangible assets. The March 31, 2001 and 2000 reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended March 31, 2002 and 2001 and through June 24, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided Arthur Andersen with a copy of the foregoing statements. Attached as Exhibit 16 to the Company's Form 8-K is a copy of a letter from Arthur Andersen stating it found no basis for disagreement with such statements.

     During the fiscal years ended March 31, 2002 and 2001 and through the date of the Board's decision, the Company did not consult with E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

FEES BILLED TO THE COMPANY BY ARTHUR ANDERSEN LLP DURING FISCAL 2002

     AUDIT FEES: An aggregate of $605,042 was billed for professional services rendered for the audit of the Company's annual financial statements for Fiscal 2002 and for the reviews of financial statements included in the Company's quarterly reports on Form 10-Q for Fiscal 2002.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: Arthur Andersen LLP did not render professional services to the Company relating to financial information systems design and implementation during Fiscal 2002.

     ALL OTHER FEES: Fees billed to the Company by Arthur Andersen LLP during Fiscal 2002 for all other non-audit services rendered to the Company, including tax services, legal services and other consulting services totaled $150,956.

     The Company's Audit Committee considered whether the provision of non-audit services rendered by Arthur Andersen LLP to the Company was compatible with maintaining Arthur Andersen LLP's independence.

       FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

     A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2002, as filed with the Securities and Exchange Commission, is available to stockholders. A stockholder may obtain a copy of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company's costs of providing such exhibits by writing to Investor Relations Department, Anna M. Baird, Chief Financial Officer, Black Box Corporation, 1000 Park Drive, Lawrence, Pennsylvania 15055.

                            SOLICITATION OF PROXIES

     The Company will pay the expenses in connection with the printing, assembling and mailing to the holders of Common Stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, directors, officers or regular employees of the Company may solicit proxies personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing.

                     STOCKHOLDER NOMINATIONS AND PROPOSALS

     Stockholders who believe they are eligible to have their proposals included in the Company's proxy statement for the annual meeting expected to be held in August 2003, in addition to other applicable requirements established by the SEC, must ensure that their proposals are received by the Secretary of the Company not later than March 8, 2003.

     The By-laws of the Company establish an advance notice procedure for eligible Stockholders to make nominations for director and to propose business to be transacted at an annual meeting. The Company's By-laws provide that nominations for director and proposals for business must be given to the Secretary of the Company not later than 150 days prior to the anniversary date of the prior year's annual meeting. The Company's By-laws also require that certain specific information accompany a stockholder notice of nomination or proposal for business. The Company's By-laws, however, do not limit or restrict the ability of a stockholder to present any proposal made by such stockholder in accordance with SEC requirements. A copy of the Company's By-laws is available from the Company upon request.

                                 OTHER MATTERS

     Management does not intend to present, nor, in accordance with the Company's By-laws, has it received proper notice from any person who intends to present, any matter for action by stockholders at the Annual

Meeting to be held on August 15, 2002, other than as stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. The enclosed proxy, however, confers discretionary authority with respect to the transaction of any other business that properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote on any such matters in accordance with their best judgment.

P                            BLACK BOX CORPORATION
R                               1000 Park Drive
O                         Lawrence, Pennsylvania 15055
X                               --------------
Y                  This Proxy is Solicited on Behalf of the
                       Board of Directors of the Company
                                 --------------

        The undersigned stockholder hereby appoints Fred C. Young and Brian D. Young (neither of whom is related to the other), and each of them as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the shares of stock of Black Box Corporation (the "Company") that the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of the Company to be held on Thursday, August 15, 2002 at 11:00 a.m. Eastern time at the offices of Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania 15219 to consider and act upon the following matters:

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE IN THE ELECTION OF DIRECTORS FOR THE NOMINEES LISTED AND FOR EACH OF THE OTHER PROPOSALS, AND SHALL HAVE DISCRETIONARY POWER TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                       ANNUAL MEETING OF STOCKHOLDERS OF
                             BLACK BOX CORPORATION

                                AUGUST 15, 2002

                Please Detach and Mail in the Envelope Provided

      Please mark your
A [X] votes as in this
      example.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS
                          NUMBERS 1, 2, 3, 4, 5 AND 6.

                          FOR     WITHHOLD
1. Election of five       [  ]      [  ]        NOMINEES:  William F. Andrews
   (5) Members of                                          Thomas G. Greig
   the Board of                                            William R. Newlin
   Directors:                                              Brian D. Young*
                                                           Fred C. Young*

(Instructions: To withhold authority to vote    * BRIAN YOUNG AND
for any individual nominee, write the             FRED YOUNG ARE NOT RELATED.
nominee's name in the space below.)

----------------------------------------------------

                                                   FOR     AGAINST     ABSTAIN

2. The approval of an amendment to the 1992        [ ]       [ ]         [ ]
   Company Stock Option Plan to extend
   the expiration date of the Plan;

3. The approval of an amendment to the 1992        [ ]       [ ]         [ ]
   Director Stock Option Plan to extend the expiration date of the Plan;

4. The approval of an amendment to the 1992        [ ]       [ ]         [ ]
   Company Stock Option Plan to increase the number of shares authorized under the Plan;

5. The approval of an amendment to the 1992        [ ]       [ ]         [ ]
   Director Stock Option Plan to increase the number of shares authorized under the Plan;
   and

6. Ratification of an appointment of Ernst &       [ ]       [ ]         [ ]
   Young LLP as the independent public
   accountants of the Company for the fiscal year ending March 31, 2003.

        The Board of Directors has established the close of business on Friday, June 14, 2002, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

Signature                                                 Dated           , 2002
          -----------------------------------------------       ----------

IMPORTANT:  Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by a duly authorized person.

                       ANNUAL MEETING OF STOCKHOLDERS OF
                             BLACK BOX CORPORATION
                                August 15, 2002

CO. # _______________                                     ACCT. # _____________

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

                    YOUR CONTROL NUMBER IS [             ]



                Please Detach and Mail in the Envelope Provided

      Please mark your
A [X] votes as in this
      example.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS
                          NUMBERS 1, 2, 3, 4, 5 AND 6.

                          FOR     WITHHOLD
1. Election of five       [  ]      [  ]        NOMINEES:  William F. Andrews
   (5) Members of                                          Thomas G. Greig
   the Board of                                            William R. Newlin
   Directors:                                              Brian D. Young*
                                                           Fred C. Young*

(Instructions: To withhold authority to vote    * BRIAN YOUNG AND
for any individual nominee, write the             FRED YOUNG ARE NOT RELATED.
nominee's name in the space below.)

----------------------------------------------------

                                                   FOR     AGAINST     ABSTAIN

2. The approval of an amendment to the 1992        [ ]       [ ]         [ ]
   Company Stock Option Plan to extend
   the expiration date of the Plan;

3. The approval of an amendment to the 1992        [ ]       [ ]         [ ]
   Director Stock Option Plan to extend the expiration date of the Plan;

4. The approval of an amendment to the 1992        [ ]       [ ]         [ ]
   Company Stock Option Plan to increase the number of shares authorized under the Plan;

5. The approval of an amendment to the 1992        [ ]       [ ]         [ ]
   Director Stock Option Plan to increase the number of shares authorized under the Plan;
   and

6. Ratification of an appointment of Ernst &       [ ]       [ ]         [ ]
   Young LLP as the independent public
   accountants of the Company for the fiscal year ending March 31, 2003.

        The Board of Directors has established the close of business on Friday, June 14, 2002, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

Signature                                                 Dated           , 2002
          -----------------------------------------------       ----------

IMPORTANT:  Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by a duly authorized person.